Exhibit 10.2

NEITHER THE OPTION (DEFINED BELOW) NOR THE COVERED SHARES (DEFINED BELOW) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (DEFINED BELOW), OR ANY U.S. STATE “BLUE SKY” OR SECURITIES LAWS OR THE SECURITIES LAWS OR REGULATIONS OF ANY NON-U.S. JURISDICTION. SUCH COVERED SHARES CANOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH APPLICABLE U.S. FEDERAL, U.S. STATE AND NON-U.S. SECURITIES LAWS AND WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS.

B. RILEY FINANCIAL, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”), is effective as of June 3, 2025 (the “Date of Grant”), by and between B. Riley Financial, Inc., a Delaware corporation (the “Company”), and Scott Yessner (the “Grantee”).

W I T N E S S E T H:

This award of stock options to purchase Shares (the “Option”) is intended to constitute an “employment inducement grant” within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. This grant is not made pursuant to the terms of the B. Riley Financial, Inc. 2021 Stock Incentive Plan (as may be amended from time to time, the “Plan”), but, subject to the terms and conditions set forth in this Agreement and the Employment Agreement between the Company and the Grantee, effective as of May 19, 2025 (as may be amended from time to time, the “Employment Agreement”), the Option will be subject to terms of the Plan as if the Option had been granted under the Plan, excluding, for the avoidance of doubt, Sections 1.6.1 and 1.6.2. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Plan.

1. AWARD AND EXERCISE PRICE. The Company hereby grants the Grantee an Option to purchase 300,000 Shares (such Shares, the “Covered Shares”) at an exercise price of:

(i) $7.00 per Covered Share with respect to 100,000 Covered Shares, (ii) $10.00 per Covered Share with respect to 100,000 Covered Shares and (iii) $12.50 per Covered Share with respect to 100,000 Covered Shares (each such price, the applicable “Exercise Price”, and each such tranche of 100,000 Options, a “Tranche”), subject to the terms, conditions and restrictions as set forth in the Plan, this Agreement and the Employment Agreement. The Option is not an Incentive Stock Option.

2. EXERCISABILITY. One third of each Tranche of the Option shall vest and become exercisable on each of the first three anniversaries of the Date of Grant, subject to the Grantee’s continued employment with the Company through each vesting date. Any unvested Options will be forfeited upon the Grantee’s termination of Employment, except upon the Grantee’s termination of Employment due to death, Disability (as defined in the Employment Agreement), by the Company without Cause or by the Grantee for Good Reason, any unvested Options will immediately vest. In addition, unvested Options shall become fully vested upon a Change in Control.

3. EXPIRATION. The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. Except as may be provided in the Employment Agreement, the “Expiration Date” shall be the earliest to occur of:

(a)	the ten-year anniversary of the Date of Grant;

(b)	the date of the termination of the Grantee’s employment by the Company for Cause; and

(c)	in the event of the termination of the Grantee’s employment with the Company for any other reason, three (3) months after the date of such termination of the Grantee’s employment.

4. METHOD OF OPTION EXERCISE.

4.1 Notice of Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by giving a written notice to the Company specifying the number of Covered Shares which the Grantee elects to purchase and the elected method of payment of the Exercise Price in accordance with Section 4.2 if applicable, and shall be accompanied by payment of the Exercise Price for such Shares indicated by the Grantee’s election if applicable.

4.2 Payment of Exercise Price. Payment of the Exercise Price shall be made by deducting from the Shares issuable to the Grantee upon the exercise a number of whole Shares having a Fair Market Value, as determined by the Company, equal to the Exercise Price, unless the Grantee elects, in the notice of exercise provided in accordance with Section 4.1 to pay the Exercise Price by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised, the Grantee alternatively may elect, in the notice of exercise provided in accordance with Section 4.1 to pay the Exercise Price by such other method as is permitted under the Plan and approved by the Committee.

4.3 Compliance with Law. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Shares are traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

5. WITHHOLDING. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes, to the extent such withholding is required by law. The Company shall deduct from the Shares issuable to the Grantee upon the exercise a number of whole Shares having a Fair Market Value, as determined by the Company, equal to the tax withholding obligations of the Company. Upon the exercise, all tax withholding shall be satisfied by deduction of Shares otherwise issuable to the Grantee.

6. REPRESENTATIONS AND WARRANTIES. The Grantee represents and warrants to the Company, as of the date hereof and as of the exercise date, as follows:

6.1 The Grantee is acquiring the Options and underlying Shares for the Grantee’s own account for investment purposes only and not with a current view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”);

6.2 Any Shares delivered to the Grantee pursuant to the exercise of the Options under this Agreement will be “restricted securities”’ (as that term is defined in Rule 144 of the Securities Act);

6.3 The Grantee is aware of the provisions of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer) in a nonpublic offering subject to the satisfaction of certain conditions;

6.4 The Grantee understands neither the Options nor underlying Shares been registered under any state, federal, or other securities laws, nor has any prospectus been filed with respect thereto, and that such shares may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of such shares, the filing of, and obtaining of a final receipt for, a prospectus in respect of such offer and sale of such Options or Shares, or in reliance upon one or more exemptions from registration or prospectus requirements available under applicable securities laws.

6.5 The Grantee understands that the Company is under no obligation, and does not intend, to effect any registration under the Securities Act at any time or to comply with any exemption under the Securities Act, including but not limited to that set forth in Section 4(a)(1) of the Securities Act and Rule 144 under the Securities Act, which would permit the Shares received upon exercise of the Option to be sold by the Grantee;

6.6 The Grantee is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and no disqualifying events described in Securities and Exchange Commission Rule 506(d)(1)(i)-(viii) of Regulation D of the Securities Act have occurred with respect to Grantee;

6.7 The Grantee has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, that the Grantee is capable of evaluating the merits and risks relating to the Grantee’s acquisition of the Options and underlying Shares and making an informed investment decision with respect to such acquisition. The Grantee has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which Options are being issued, and to obtain any other information the Grantee deems necessary to verify the accuracy of the information provided to the Grantee; and has otherwise acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Options and underlying Shares.

6.8 No federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Option or the underlying Shares;

6.9 The Grantee shall immediately notify the Company if any of the representations and warranties in this section cease to be true and correct in all respects at any time prior to the exercise date.

7. BINDING EFFECT. By accepting this award, the Grantee agrees to be subject to the terms and conditions of this Agreement.

8. ENTIRE AGREEMENT. The Plan is hereby incorporated by reference in this agreement. This Agreement (including the Plan and the applicable provisions of the Employment Agreement referenced herein) sets forth the entire agreement and understanding of the parties relating to the subject matter herein. In the event of a conflict between this Agreement and the Plan, the terms of this Agreement shall control. Except as specifically provided herein, in the event that any provision of this Agreement is inconsistent with the Employment Agreement, the terms of the Employment Agreement will control.

9. NOTICES. Except to the extent otherwise provided in Section 4.1, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax, or twenty-four (24) hours after being delivered to a reliable overnight courier service for overnight delivery (with delivery costs prepaid), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, as follows: (a) if to the Grantee, at the address on file with the Company and (2) if to the Company, to [●], in each case as subsequently modified by written notice.

10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract, and such execution may be evidenced by electronic means pursuant to any procedures established by the Company for electronic acceptance.

[Signature page follows]

IN WITNESS WHERE OF, the parties hereto have executed this Agreement this May 19, 2025.

B. RILEY FINANCIAL, INC.

By:	/s/ Tom Kelleher
	Name:	Tom Kelleher
	Title:	Co-CEO

GRANTEE

/s/ Scott Yessner
	Name:	Scott Yessner

[Signature Page to Option Award Agreement]